UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                     FORM 8-K


                                  CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                  Date of Report (Date of earliest event reported):
                                   June 3, 2002


                            SHOWSTAR ONLINE.COM, INC.
             (Exact name of registrant as specified in its charter)




        Washington                                             13-4093341
(State of Incorporation)     (Commission File No.)          (I.R.S. Employer
                                                          Identification Number)


                              c/o Corporate House
                           320 - 1100 Melville Street
                             Vancouver, B.C. V6E 4A6
                    (Address of principal executive offices)

                                (604) 599-1825
              (Registrant's telephone number, including area code)

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ITEM 5.   Other Events.

Effective as of June 3, 2002, Showstar Online.com, Inc. (the "Company") will change its name to "Sonoran Energy, Inc." and its trading symbol will change from "ABID" to "SNRN." In addition, the Company will consolidate its shares by effecting a reverse stock split of its common stock on a 1-for-25 basis. Currently, there are 55,317,830 common shares of the Company issued and outstanding. Following the 1-for-25 reverse split, the Company will have 2,212,714 shares of common stock issued and outstanding, exclusive of any additional shares that will be issued to eliminate fractional interests by rounding up to the nearest whole share.

The Company also incorporates by reference herein the matters announced in its press release dated June 3, 2002, which is filed as Exhibit 99 to this Current Report on Form 8-K.

ITEM 6.   Resignations of Registrant's Directors.

On August 31, 2001, the Company accepted the resignations of William E. Peterson, Lloyd E. Dohner and Louis Bianchi as members of the Company's Board of Directors. The remaining board member, John Punzo, appointed Russ Costin and Flavio Bidise to fill two of the vacancies on the Board.

ITEM 7.   Exhibits.

Exhibit 99. Press Release of Sonoran Energy, Inc. (formerly Showstar Online.com, Inc.) dated June 3, 2002.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            SHOWSTAR ONLINE.COM, INC.

Date: June 3, 2002          By:   /s/ John Punzo
                              -----------------------------
                              John Punzo, President


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                               INDEX TO EXHIBITS
================================================================================

EXHIBIT NUMBER     DESCRIPTION
--------------------------------------------------------------------------------

99.          Press release dated June 3, 2002.

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--------------------------------------------------------------------------------

Contact:
info@sonoranenergy.com
Stock Symbol: OTCBB:ABID



           SHOWSTAR ONLINE.COM TO CHANGE NAME TO SONORAN ENERGY

SEATTLE, WASHINGTON, June 3, 2002 - Showstar Online.com, Inc. (OTCBB:ABID), today announced that effective June 3, 2002, the Company will change its name to Sonoran Energy, Inc. The Company recently acquired a minority working interest in a California oil and gas well, and intends to seek other opportunities in the oil and gas industry. The Company believes that the new name more clearly reflects the business intended to be carried on by the Company. In addition, the Company will consolidate its shares by effecting a reverse stock split on a 1-for-25 basis. Currently, there are 55,317,830 shares of the Company issued and outstanding. Following the 1-for-25 reverse stock split, the Company will have 2,212,714 shares issued and outstanding, exclusive of any additional shares that will be issued to eliminate fractional interests by rounding up to the nearest whole share.

The Company also announced that effective June 3, 2002, its stock trading symbol will change from "ABID" to "SNRN." In addition, a new CUSIP number as well as a new form of stock certificate will be adopted.

The announcement follows the Company's decision not to proceed with a proposed acquisition of American Cybersystems Inc., of Boca Raton, Florida, as previously announced on January 29, 2002. The Company's management decided after due diligence that the acquisition was not in the long-term best interests of its shareholders.

New directors have been appointed to the Company's Board of Directors. Former directors William Peterson, Lloyd Dohner and Louis Bianchi have resigned, and Russ Costin and Flavio Bidese have been appointed as directors of the Company effective September 1, 2001.

The Company has experienced reduced business operations during the past year.
As a result of the Company's repositioning, however, management believes that the Company's business operations will increase now that the Company is pursuing revenue-producing projects in the oil and gas sector and is in the process of identifying smaller, underdeveloped projects that represent substantial growth with minimum exposure and low-cost entry. In addition to the recently acquired interest in an oil and gas well, the Company intends to acquire and develop working interest percentages in such projects.

About Sonoran Energy, Inc.
Sonoran Energy, Inc. (formerly Showstar Online.com Inc.) is in the process of refocusing its business, and is actively pursing revenue-producing projects in the oil and gas sector. The Company trades on the OTC:BB and will commence trading under the symbol SNRN on June 3, 2002.

For more information, contact info@sonoranenergy.com

This news release contains forward-looking statements that are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of such forward-looking statements. Such forward-looking statements are made based upon management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995.


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